UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 13, 2023

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

Texas	001-35922	22-3755993
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

575 N. Dairy Ashford, Suite 210 Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 221-1768

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PED	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 13, 2023, the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of PEDEVCO Corp. (the “Company”, “we” and “us”), after discussion with management and the Company’s independent registered public accounting firm, determined that the Company’s previously issued interim financial statements included in the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023, filed on August 14, 2023 (the “Previous Filing”), should no longer be relied upon and should be restated due to the identification of accounting errors. Similarly, any previously furnished or filed reports, related earnings releases, investor presentations or similar communications of the Company describing the Company’s financial results or other financial information contained in the Previous Filing should no longer be relied upon.

The required adjustments were identified during the course of management’s review of the Company’s financial statements in conjunction with the preparation of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023. The accounting error related to errors in the Company’s previous revenue accrual estimates and existing accrual amounts, from new third-party operators not being adequately reversed during the three-months ended June 30, 2023, resulting in an overstatement of the Company’s net revenue in 14 third-party operated wells, and corresponding inadvertent misstatements of oil, natural gas liquids and natural gas production and oil and gas sales, marketing costs, severance taxes and depletion expense for the three and six months ended June 30, 2023.

These matters did not involve any misconduct with respect to the Company, its management or employees.

The noted adjustments reflect preliminary information for the affected quarter and are based on facts and information available to the Company’s management as of the date of this report and are subject to potential further changes upon completion of the Company’s financial review and restatement procedures.

As a result of the accounting errors identified, the Company will:

(a) restate its unaudited consolidated financial statements and the notes thereto included in the Previous Filing;

(b) amend its Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) related to the Previous Filing; and

(c) amend its Controls and Procedures disclosure included in the Previous Filing to discuss the material weakness in internal control over financial reporting and limitation on the effectiveness of its controls and procedures.

The Company intends to file an amendment to the Previous Filing in order to restate the financial statements for the affected period as soon as practicable.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Item 4.02 with the Company’s independent registered public accounting firm, Marcum LLP.

Forward-Looking Statements

Certain statements included in this Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding the Company’s intent to restate its prior consolidated financial statements included in the Previously Filing, the effects of the restatement of the Company’s past financial statements and the expected timing of filing of the Company’s amended periodic report. These statements are subject to risks and uncertainties, including the risk that the process of preparing the restated consolidated financial statements or other subsequent events would require the Company to make additional adjustments to its financial statements and the time and effort required to complete the restatement of its consolidated financial statements and file the amended quarterly report. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. Except as required by law, the Company assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDEVCO CORP.

Date: October 16, 2023	By:	/s/Dr. Simon G. Kukes
Dr. Simon G. Kukes
Chief Executive Officer

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